                                                                    EXHIBIT 99.1
                                                                    ------------

                     FORM OF ANNUAL SERVICER'S CERTIFICATE

                                VW CREDIT, INC.
                  ___________________________________________

            VOLKSWAGEN CREDIT AUTO MASTER OWNER TRUST, SERIES 2000-1

================================================================================

     The undersigned, a duly authorized representative of VW Credit, Inc. ("VCI"), as Servicer, pursuant to the Pooling and Servicing Agreement dated as of August 10, 2000 (as amended and supplemented, the "Agreement"), by and among Volkswagen Credit Auto Master Owner Trust, as Issuer, Volkswagen Dealer Finance, LLC, as transferor, VCI, as Servicer, and Bank One, as Trustee, do hereby certify that:

          1.  VCI is, as of the date hereof, the Servicer under the Agreement.

          2. The Undersigned is a Servicing Officer and is duly authorized pursuant to the Agreement to execute and deliver this Certificate to the Trustee, any Agent and any Enhancement Providers.

          3. A Review of the activities of the Servicer during the period from the initial Closing Date through the calendar year ended December 31, 2000 and of its performance under the Agreement was conducted under my supervision.

          4. Based on such review, the Servicer has, to the best of my knowledge, performed in all material respects all of its obligations under the Agreement throughout such period and no default in the performance of such obligations has occurred or is continuing except as set forth in paragraph 5 below.

          5.  None.

          Capitalized terms used but not defined herein are used as defined in the Agreement.

          IN WITNESS WHEREOF, the undersigned has duly executed this Certificate this twenty-first day of March, 2001.

                                                         /s/  Dennis Tack
                                                         -----------------------
                                                  Name:  Dennis Tack

                                                  Title: Controller

                                                                    EXHIBIT 99.1
                                                                    ------------

                  Volkswagen Credit Auto Master Trust 2000-1

                 Annual Distribution Statement: 2000 Activity

---------------------------------------------------------------------------------------------------------------------------------
                                                                 21-Aug-00        20-Sep-00         20-Oct-00        20-Nov-00
   Aggregate Amount of Collections                         $363,124,638.31  $456,908,757.47   $367,317,942.84  $361,483,414.92
   Aggregate Amount of non-Principal Collections           $  5,356,472.66  $  5,356,828.90   $  4,934,514.29  $  4,982,753.55
   Aggregate Amount of Principal Collections               $357,768,165.65  $451,551,928.57   $362,383,428.55  $356,500,661.37
   Pool Balance                                            $644,748,793.68  $631,780,647.03   $628,833,720.91  $644,509,727.93
   Residual Participation Account                          $144,748,793.68  $131,780,647.03   $128,833,720.91  $144,509,727.93
   Excess Funding Account                                  $          0.00  $          0.00   $          0.00  $          0.00

   Series Allocation Percentage                                     100.00%          100.00%           100.00%          100.00%
   Floating Allocation Percentage                                    77.55%           79.14%            79.51%           77.58%
   Fixed Allocation Percentage                                         N/A              N/A               N/A              N/A

   Total Amount Distributed on Series 2000-1               $  1,035,069.44  $  2,822,916.67   $  2,824,479.17  $  2,917,013.89

   Amount of Such Distribution Allocable to Principal      $          0.00  $          0.00   $          0.00  $          0.00
   on 2000-1

   Amount of Such Distribution Allocable to Interest on    $  1,035,069.44  $  2,822,916.67   $  2,824,479.17  $  2,917,013.89
   2000-1

   Noteholder Default Amount                               $          0.00  $          0.00   $          0.00  $          0.00
   Required Subordinated Draw Amount                       $          0.00  $          0.00   $          0.00  $          0.00

   Noteholder Charge Offs                                  $          0.00  $          0.00   $          0.00  $          0.00
   Amounts of Reimbursements                               $          0.00  $          0.00   $          0.00  $          0.00

   Monthly Servicing Fee                                   $    537,290.66  $    526,483.87   $    524,028.10  $    537,091.44
   Noteholder Monthly Servicing Fee                        $    416,666.67  $    416,666.67   $    416,666.67  $    416,666.67

   Controlled Distribution Amount                          $          0.00  $          0.00   $          0.00  $          0.00

   Series 2000-1 Invested Amount-end of period (Gross)     $500,000,000.00  $500,000,000.00   $500,000,000.00  $500,000,000.00
   Outstanding Principal Balance                           $500,000,000.00  $500,000,000.00   $500,000,000.00  $500,000,000.00

   Available Subordinated Amount                           $ 26,975,674.02  $ 56,209,601.50   $ 82,284,009.53  $ 75,613,538.65

   Carry-over Amount                                       $          0.00  $          0.00   $          0.00  $          0.00

   Reserve  Balance                                        $  1,750,000.00  $  1,750,000.00   $  1,750,000.00  $  1,750,000.00

   Principal Funding Account Balance                       $          0.00  $          0.00   $          0.00  $          0.00
   Yield Supplement Account Balance                        $  1,750,000.00  $  1,750,000.00   $  1,750,000.00  $  1,750,000.00

-----------------------------------------------------------------------------------------------------------------
                                                                 20-Dec-00         22-Jan-01               Total
   Aggregate Amount of Collections                         $329,208,745.93   $292,130,735.06   $ 2,170,174234.53
   Aggregate Amount of non-Principal Collections           $  5,017,406.78   $  5,179,849.80   $   30,827,825.98
   Aggregate Amount of Principal Collections               $327,191,339.15   $286,950,885.26   $2,139,346,408.55
   Pool Balance                                            $673,549,896.90   $705,986,453.24   $  654,901,539.95
   Residual Participation Account                          $173,549,896.90   $205,986,453.24   $  154,901,539.95
   Excess Funding Account                                  $          0.00   $          0.00   $            0.00

   Series Allocation Percentage                                     100.00%           100.00%             100.00%
   Floating Allocation Percentage                                    74.23%            70.82%              76.47%
   Fixed Allocation Percentage                                         N/A               N/A                 N/A

   Total Amount Distributed on Series 2000-1               $  2,822,395.83   $  3,135,572.92   $   15,557,447.92

   Amount of Such Distribution Allocable to Principal      $          0.00   $          0.00   $            0.00
   on 2000-1

   Amount of Such Distribution Allocable to Interest on    $  2,822,395.83   $  3,135,572.92   $   15,557,447.92
   2000-1

   Noteholder Default Amount                               $          0.00   $          0.00   $            0.00
   Required Subordinated Draw Amount                       $          0.00   $          0.00   $            0.00

   Noteholder Charge Offs                                  $          0.00   $          0.00   $            0.00
   Amounts of Reimbursements                               $          0.00   $          0.00   $            0.00

   Monthly Servicing Fee                                   $    561,291.58   $    588,322.04   $     3,274507.70
   Noteholder Monthly Servicing Fee                        $    416,666.67   $    416,666.67   $    2,500,000.00

   Controlled Distribution Amount                          $          0.00   $          0.00   $            0.00

   Series 2000-1 Invested Amount-end of period (Gross)     $500,000,000.00   $500,000,000.00   $  500,000,000.00
   Outstanding Principal Balance                           $500,000,000.00   $500,000,000.00   $  500,000,000.00

   Available Subordinated Amount                           $ 81,871,466.10   $ 87,104,220.99   $   68,343,085.13

   Carry-over Amount                                       $          0.00   $          0.00   $            0.00

   Reserve  Balance                                        $  1,750,000.00   $  1,750,000.00   $    1,750,000.00

   Principal Funding Account Balance                       $          0.00   $          0.00   $            0.00
   Yield Supplement Account Balance                        $  1,750,000.00   $  1,750,000.00   $    1,750,000.00